EXHIBIT 99.5

Offer to Exchange Each Outstanding Share of Common Stock

of

KEY TRONIC CORPORATION

for

One Share of Cemtrex, Inc. Common Stock

by

CEMTREX, INC.

Pursuant to the Prospectus dated September __, 2017

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN TIME, ON _____, OCTOBER __, 2017, UNLESS THE OFFER IS EXTENDED.

September __, 2017

To Our Clients:

Enclosed for your consideration are the Prospectus dated September __, 2017 (the “Prospectus”), and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”) in connection with the offer by Cemtrex, Inc., a Delaware corporation (“Cemtrex”), to exchange each outstanding share of common stock (the “Key Tronic Shares”) of Key Tronic Corporation, a Washington corporation (“Key Tronic”), for one share of Cemtrex common stock, par value $0.001 per share (“Cemtrex Shares”). We are the holder of record (directly or indirectly) of Key Tronic Shares held for your account. A tender of such Key Tronic Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Key Tronic Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Key Tronic Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is invited to the following:

1.	The consideration per Key Tronic Share is one Cemtrex Share.

2.	The Offer is being made for all outstanding Key Tronic Shares.

3.	The Offer and withdrawal rights expire at 5:00 p.m., Eastern time, on _____, October __, 2017, unless the Offer is extended.

4.	The Offer is conditioned upon, among other things, the following:

1)	the registration statement of which the Prospectus is a part shall have become effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission; and

2)	Cemtrex’s stockholders shall have approved, as and to the extent required by the rules of the Nasdaq Capital Market, the issuance of shares of Cemtrex common stock pursuant to the Offer, and such shares shall have been authorized for listing on such exchange, subject to official notice of issuance. Cemtrex’s directors and executive officers collectively beneficially own or exercise voting power over the requisite number of shares to approve the issuance of Cemtrex Shares pursuant to the Offer.

5.	Any stock transfer taxes applicable to the sale of Key Tronic Shares to Cemtrex pursuant to the Offer will be paid by Cemtrex, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Key Tronic Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Key Tronic Shares, all such Key Tronic Shares will be tendered unless otherwise specified on the instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

The Offer is made solely by means of the Prospectus, the Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Key Tronic Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Issuance of the Cemtrex Shares and payment of any cash payable in lieu of fractional Cemtrex Shares pursuant to the Offer will in all cases be made only after timely receipt by Continental Stock Transfer & Trust Company (the “Exchange Agent”) of (a) certificates representing the Key Tronic Shares tendered or timely confirmation of the book-entry transfer of such Key Tronic Shares into the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in the Prospectus under the caption “The Offer – Procedure for Tendering,” (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent’s message (as defined in the Prospectus) in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for Key Tronic Shares or confirmations of book-entry transfer of such Key Tronic Shares into the Exchange Agent’s account at the Book-Entry Transfer Facility are actually received by the Exchange Agent. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR THE KEY TRONIC SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

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Instruction Form with Respect to the

Offer to Exchange Each Outstanding Share of Common Stock

of

Key Tronic Corporation

for

 One Share of Cemtrex, Inc. Common Stock

by

Cemtrex, Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated September __, 2017, and the related Letter of Transmittal, in connection with the offer by Cemtrex, Inc. to exchange each outstanding share of common stock (the “Key Tronic Shares”) of Key Tronic Corporation (“Key Tronic”) for one share of Cemtrex, Inc. common stock, par value $0.001 per share.

This will instruct you to tender the number of Key Tronic Shares indicated below (or if no number is indicated below, all Key Tronic Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

Number of Key Tronic Shares* to be Tendered:

*Unless otherwise indicated, it will be assumed that all Key Tronic Shares held by us for your account are to be tendered.

Signature(s):

Please Type or Print Name(s)

	Please Type or Print Address(es)	(ZipCode)

Area Code and Telephone Number(s)

Taxpayer Identification or Social Security Number(s)

Dated:	______________________________________

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT OR CEMTREX.

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